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                                                                   Exhibit 23(f)



            CONSENT OF INDEPENDENT MINERAL ECONOMICS CONSULTING FIRM
            --------------------------------------------------------


         We hereby consent to the use in the Form 10-KSB of Daugherty Resources, Inc. (File No. 0-12185 ) for the fiscal year ended December 31, 2000, of our appraisal report dated April 5, 2000, relating to the gold and silver projects of Daugherty Resources, Inc. located on Unga Island, Alaska. We also consent to all references to us in such Form 10-KSB, including references to us as experts.


                                                     BALFOUR HOLDINGS, INC.

                                                     By: /s/ Douglas B. Silver
                                                         ---------------------
                                                         Douglas B. Silver
                                                         President

Engelwood, Colorado
April 5, 2000